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                                                                    EXHIBIT 4.46



                 [Form of Class H Preferred Stock Certificate]
                                  WAM!NET INC.

                             A Minnesota Corporation



No. __                                                  ______ Shares of Class H
                                                     Convertible Preferred Stock


                  This certifies that Winstar Credit Corp. is the registered holder of Five Thousand (5,000) Shares of Class H Convertible Preferred Stock, par value $0.01 per share (see reverse side), transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

                  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers this ____ day of _______, 2000.



                                 -----------------------------------------------
                                 Edward J. Driscoll III, Chief Executive Officer



                                 -----------------------------------------------
                                 Edward J. Driscoll, Jr., Secretary
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                          [REVERSE SIDE OF CERTIFICATE]



                  The Class H Convertible Preferred Stock has the rights and preferences as set forth in the Certificate of Designations of Class H Preferred Stock as filed of record with the Minnesota Secretary of State on October 2, 2000, as amended, a copy of which may be obtained from the Company with no charge.

                  The securities evidenced hereby are subject to the terms of that certain Stockholder's Agreement, dated as of March 4, 1999, as amended from time to time, by and among the Company, Silicon Graphics, Inc., MCI WorldCom, Inc., Winstar Communications, Inc., Winstar Credit Corp. and Cerberus Partners, L.P. A copy of this Agreement has been filed with the Secretary of the Company and is available upon request. The securities evidenced hereby have not been registered under the Securities Act of 1933, as amended (the "Act") and may not be resold, transferred or otherwise disposed of other than in a transaction exempt from, or not subject to, the registration requirements of the Act or pursuant to an effective registration statement thereunder.







                  For value received, _____________________________ does hereby sell, assign and transfer unto _________________________________________ Shares represented by the within Certificate and does hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:
      ----------------------------



                                     -------------------------------------------



Note: The signature on this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.